                              BUFFTON CORPORATION
                              -------------------


                                  EXHIBIT 21



The following schedule lists the subsidiaries of Buffton Corporation as of September 30, 1996:

Corporate Name                              Organization     Ownership Percent
--------------                              ------------     -----------------
Buffton Corporation                           Delaware             Parent
 Summatronix, Inc.                            Delaware                100
   Current Technology, Inc.                   Delaware                100
 BFX Hospitality Group, Inc.                  Nevada                  100
   Main Street Realty, Inc.                   Nevada                  100
   American Food Classics, Inc.               Nevada                  100
     Lucile's Stateside Bistro-Texas, Inc.    Texas                   100
   BFX-LA, Inc.                               Louisiana               100
     Cat's Meow, Inc.                         Louisiana               100
     St. Louis & Bourbon E. C., Inc.          Louisiana               100
   Cabo-Shepherd, Inc.                        Texas                   100
   Cabo-Travis, Inc.                          Texas                   100
   Boutique Inns, Inc.                        Nevada                  100
     Stockyards Hotel, Inc.                   Texas                   100